CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated December 27, 2013 on Dreyfus International Stock Index Fund, Dreyfus S&P 500 Index Fund and Dreyfus Smallcap Stock Index Fund for the fiscal year ended October 31, 2013 which are incorporated by reference in this Registration Statement (Form N-1A  Nos. 33-31809 and 811-5883) of Dreyfus Index Funds, Inc.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

February 25, 2014